As filed with the Securities and Exchange Commission on July 21, 2017.
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________

Texas	75-1848732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 S. Beckham Avenue
Tyler, Texas 75701
(903) 531-7111
(Address, Including Zip Code, of Principal Executive Offices)

Southside Bancshares, Inc. 2017 Incentive Plan
(Full Title of the Plan)

Lee R. Gibson
President and Chief Executive Officer
Southside Bancshares, Inc.
1201 S. Beckham Avenue
Tyler, Texas 75701
(903) 531-7111
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a copy to: John B. Shannon, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.25 par value	2,460,000 (1)	$35.84 (2)	$88,166,400 (2)	$10,218.49

(1)
Amount to be registered consists of an aggregate of 2,460,000 shares of Southside Bancshares, Inc. (the “Company”) common stock to be issued pursuant to the grant or exercise of awards under the Southside Bancshares, Inc. 2017 Incentive Plan (the “Plan”), including additional shares of Company common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan. Amount reflects a 2.5% stock dividend paid by the Company on June 27, 2017.

(2)
Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation is based on the average of the high and low prices of the Company’s common stock as reported on the NASDAQ Global Select Market on July 18, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)    The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)    Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Julie N. Shamburger, the Company’s Senior Executive Vice President and Chief Financial Officer, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2016;

(3)    The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A12G, dated May 12, 1998, filed with the Commission, and any amendment or report filed for the purpose of further updating such description; and

(4)    All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Article 2.02-1.B of the Texas Business Corporation Act, as amended (the “TBCA”), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted him or herself in good faith; (2) reasonably believed that (a) in the case of conduct in his or her official capacity as a director of the corporation, his or her conduct was in the corporation's best interests, and (b) in all other cases, his or her conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person is found liable (1) on the basis that he or she improperly received a personal benefit, whether or not the benefit resulted from an action taken in his or her official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he or she improperly received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him or her in connection with a proceeding in which he or she is a named defendant or respondent because he or she is or was a director if he or she has been wholly successful, on the merits or otherwise, in defense of the proceeding.

With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

The Amended and Restated Bylaws of the Company provide that the Company shall indemnify a person against expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit, or proceeding in which he or she is made a party because the person is or was a director or officer of the Company, except in relation to matters as to which he or she is adjudged to be liable for negligence or misconduct in performance of duty.

Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from his or her status as a director or officer. The cost of such insurance is borne by the Company as permitted by the laws of the State of Texas.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index, which is incorporated here by reference.

Item 9.    Undertakings.

(a)    The undersigned Company hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas, on July 21, 2017.

Southside Bancshares, Inc.

By:	/s/ Lee R. Gibson
Lee R. Gibson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee R. Gibson and Julie N. Shamburger, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/	Lee R. Gibson	President, Chief Executive Officer	July 21, 2017
	Lee R. Gibson	and Director (Principal Executive Officer)

/s/	Julie N. Shamburger	Senior Executive Vice President and Chief Financial Officer (Principal	July 21, 2017
	Julie N. Shamburger	Financial and Accounting Officer)

/s/	Joe Norton	Chairman of the Board and Director	July 21, 2017
W.D. (Joe) Norton

/s/	John (Bob) Garrett	Vice Chairman of the Board and Director	July 21, 2017
John R. (Bob) Garrett

Director
Lawrence Anderson

/s/	S. Elaine Anderson	Director	July 21, 2017
S. Elaine Anderson

Director
Michael Bosworth

/s/	Herbert C. Buie	Director	July 21, 2017
Herbert C. Buie

/s/	Alton Cade Jr.	Director	July 21, 2017
Alton Cade Jr.

/s/	Patricia A. Callan	Director	July 21, 2017
Patricia A. Callan

/s/	Melvin B. Lovelady	Director	July 21, 2017
Melvin B. Lovelady

/s/	Tony Morgan	Director	July 21, 2017
Tony Morgan

/s/	John Sammons	Director	July 21, 2017
John Sammons

/s/	William Sheehy	Director	July 21, 2017
William Sheehy

/s/	Preston L. Smith	Director	July 21, 2017
Preston L. Smith

/s/	Don W. Thedford	Director	July 21, 2017
Don W. Thedford

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Exhibit	Form	Filing Date	File No.
(4)	Instruments defining the rights of security holders, including indentures
4.1	Restated Certificate of Formation of Southside Bancshares, Inc.		3 (a)	10-Q	5/9/2014	0-12247

4.2	Amended and Restated Bylaws of Southside Bancshares, Inc.		3.1	8-K	11/24/2014	0-12247

(5)	Opinion on legality
5.1	Opinion of Alston & Bird LLP	X

(23)	Consents of experts and counsel
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)	X

23.2	Consent of Ernst & Young LLP	X

(24)	Power of attorney
24.1	Power of Attorney (included on signature page)	X

(99)	Additional exhibits
99.1	Southside Bancshares, Inc. 2017 Incentive Plan		10.1	8-K	05/12/2017	0-12247